Traditional Chinese Medicine (TCM)

Qianyin

- **TCM is Mainstream Medicine in China**
  - Approximately 30% of total pharmaceutical market
  - Less costly than Western medicines
  - 2,620 out of a total of 18,703 Chinese hospitals are designated as TCM specialized
  - Most Chinese hospitals have a dedicated TCM department
- **TCM's role in Chinese culture**
  - Deeply ingrained in Chinese culture for thousands of years
  - Accepted by many Chinese to be safe and efficacious, while causing fewer side effects than Western medicine
  - The majority of Chinese consumers give equal consideration to TCM
- **The China State Council recently announced a plan to support the development of TCM***
  - Adding more modernized TCM to the National Medicine Catalog of the National Medical Insurance Program (TCM makes up 44.4% from the previous 36.4%)
  - Increasing investment and subsidies to encourage R&D for TCM
  - Enhancing protection of TCM resources and increasing the number of Chinese medicine professionals

*Source: Xinhua News Net http://www.xinhuanet.com